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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    Form 8-A


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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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
                   NATIONAL CITY CORPORATION                              NATIONAL CITY CAPITAL TRUST II
                 (Exact name of registrant as                              (Exact name of registrant as
                  specified in its charter)                              specified in its trust agreement)


                                          ---------------------------



           DELAWARE                     34-1111088                      DELAWARE                      20-7117640
(State or other jurisdiction of      (I.R.S. Employer         (State or other jurisdiction         (I.R.S. Employer
incorporation or organization)      Identification No.)            of incorporation or           Identification No.)
                                                                      organization)

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                                                                          C/O NATIONAL CITY CORPORATION
                  1900 EAST NINTH STREET                                      1900 EAST NINTH STREET
                   CLEVELAND, OHIO 44114                                      CLEVELAND, OHIO 44114
         (Address Of Principal Executive Offices)                    (Address Of Principal Executive Offices)


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


                                                                                 Name of Each Exchange on Which each
        Title Of Each Class to be so registered                                      class is to be Registered:
----------------------------------------------------------------------          -------------------------------------
TRUST PREFERRED SECURITIES OF NATIONAL CITY CAPITAL TRUST II                     NEW YORK STOCK EXCHANGE, INC.
JUNIOR SUBORDINATED DEBT SECURITIES OF  NATIONAL CITY CORPORATION*               NEW YORK STOCK EXCHANGE, INC.
NATIONAL CITY CORPORATION'S GUARANTEE OF NATIONAL CITY CAPITAL TRUST             NEW YORK STOCK EXCHANGE, INC.
     II'S TRUST PREFERRED SECURITIES *

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
REGISTRATION NOS. 333-138195 AND 333-138195-03

Securities to be registered pursuant to Section 12(g) of the Act: None

* Not for trading, but only in connection with the registration of the Trust Preferred Securities



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ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

     The title of the class of securities to be registered hereunder is "Trust Preferred Securities" (the "Capital Securities"). The Capital Securities will be issued by National City Capital Trust II and guaranteed by National City Corporation ("National City") to the extent set forth in the form of guarantee (the "Guarantee") and certain other documents of National City. A description of the Capital Securities is set forth in the Registration Statement on Form S-3 (File Nos. 333-138195 and 333-138195-03), filed with the Securities and Exchange Commission (the "Commission") on October 25, 2006 (the "Registration Statement") and the Prospectus Supplement relating thereto dated October 27, 2006 and filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), under the captions "National City Capital Trust II," "Certain Terms of the Capital Securities," "Certain Terms of the ICONs" and "Relationship Among the Capital Securities, the ICONs and the Guarantee," which descriptions are hereby incorporated by reference. Any form of prospectus or prospectus supplement that includes such descriptions that is subsequently filed by the registrants as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

ITEM 2.  EXHIBITS.

     The following exhibits are filed as part of this registration statement on Form 8-A.

      4.1   Certificate of Trust of National City Capital Trust II (filed as
            Exhibit 4.3 to the Registrants' Registration Statement on Form S-3, Commission Nos. 333-138195 and 333-138195-03 filed with the Commission on October 25, 2006, and incorporated herein by reference).

      4.2 Form of Amended and Restated Trust Agreement, by and among National City Corporation, The Bank of New York Trust Company, N.A. as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein (filed herewith).

      4.3 Form of Guarantee Agreement, between National City Corporation and The Bank of New York Trust Company, N.A. as Guarantee Trustee (filed as Exhibit 4.10 to the Registrants' Registration Statement on Form S-3, Commission Nos. 333-138195 and 333-138195-03 filed with the Commission on October 25, 2006, and incorporated herein by reference).

      4.4 Form of Junior Subordinated Debt Indenture, dated as of November 3, 2006, between National City Corporation, as issuer, and The Bank of New York Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Registrants' Registration Statement on Form S-3, Commission Nos. 333-138195 and 333-138195-03 filed with the Commission on October 25, 2006, and incorporated herein by reference).

      4.5 Form of First Supplemental Indenture between National City Corporation, as issuer, and The Bank of New York Trust Company, N.A., as Indenture Trustee (filed herewith).

      4.6 Form of Junior Subordinated Debt Security (filed as Exhibit 4.2 to the Registrants' Registration Statement on Form S-3, Commission Nos. 333-138195 and 333-138195-03 filed with the Commission on October 25, 2006, and incorporated herein by reference).

      4.7 Form of Capital Security (filed as Exhibit 4.9 to the Registrants' Registration Statement on Form S-3, Commission Nos. 333-138195 and 333-138195-03 filed with the Commission on October 25, 2006, and incorporated herein by reference).



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: November 3, 2006                   NATIONAL CITY CORPORATION


                                         By:  /s/ Thomas A. Richlovsky
                                              ---------------------------------
                                              Name:  Thomas A. Richlovsky
                                              Title: Senior Vice President
                                                     and Treasurer

                                         NATIONAL CITY CAPITAL TRUST II


                                         By:  /s/ Thomas A. Richlovsky
                                              ---------------------------------
                                              Name:  Thomas A. Richlovsky
                                              Title: Administrative Trustee



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